                                                                   Exhibit 10.8

________________________________________________________________________________


                       SOMNUS MEDICAL TECHNOLOGIES, INC.

                             AMENDED AND RESTATED

                          LOAN AND SECURITY AGREEMENT

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
   1.  DEFINITIONS AND CONSTRUCTION...................................................................  1
       1.1   Definitions..............................................................................  1
       1.2   Accounting Terms.........................................................................  5

   2.  LOAN AND TERMS OF PAYMENT......................................................................  6
       2.1   Advances.................................................................................  6
       2.2   Interest Rates, Payments, and Calculations...............................................  7
       2.3   Crediting Payments.......................................................................  7
       2.4   Fees.....................................................................................  7
       2.5   Additional Costs.........................................................................  7
       2.6   Term.....................................................................................  8

   3.  CONDITIONS OF LOANS............................................................................  8
       3.1   Conditions Precedent to Initial Advance..................................................  8
       3.2   Additional Conditions Precedent to Initial Advance under Equipment Line C................  9
       3.3   Conditions Precedent to all Advances.....................................................  9

   4.  CREATION OF SECURITY INTEREST..................................................................  9
       4.1   Grant of Security Interest...............................................................  9
       4.2   Delivery of Additional Documentation Required............................................  9
       4.3   Right to Inspect.........................................................................  9

   5.  REPRESENTATIONS AND WARRANTIES.................................................................  9
       5.1   Due Organization and Qualification.......................................................  9
       5.2   Due Authorization; No Conflict...........................................................  9
       5.3   No Prior Encumbrances.................................................................... 10
       5.4   Merchantable Inventory................................................................... 10
       5.5   Name; Location of Chief Executive Office................................................. 10
       5.6   Litigation............................................................................... 10
       5.7   No Material Adverse Change in Financial Statements....................................... 10
       5.8   Solvency................................................................................. 10
       5.9   Regulatory Compliance.................................................................... 10
       5.10  Environmental Condition.................................................................. 10
       5.11  Taxes.................................................................................... 11
       5.12  Subsidiaries............................................................................. 11
       5.13  Government Consents...................................................................... 11
       5.14  Full Disclosure.......................................................................... 11

   6.  AFFIRMATIVE COVENANTS.......................................................................... 11
       6.1   Good Standing............................................................................ 11
       6.2   Government Compliance.................................................................... 11
       6.3   Financial Statements, Reports, Certificates.............................................. 11
       6.4   Inventory; Returns....................................................................... 12
       6.5   Taxes.................................................................................... 12
       6.6   Insurance................................................................................ 12
       6.7   Principal Depository..................................................................... 12
       6.8   Minimum Liquidity or Debt Service Coverage............................................... 12
       6.9   Debt-Net Worth Ratio..................................................................... 12
       6.10  Tangible Net Worth....................................................................... 13
       6.11  Profitability............................................................................ 13
       6.12  Registration of Intellectual Property Rights............................................. 13
       6.13  Further Assurances....................................................................... 13

   7.  NEGATIVE COVENANTS............................................................................. 13
       7.1   Dispositions............................................................................. 13
       7.2   Change in Business....................................................................... 13
       7.3   Mergers or Acquisitions.................................................................. 13
       7.4   Indebtedness............................................................................. 13
       7.5   Encumbrances............................................................................. 14
       7.6   Distributions............................................................................ 14
       7.7   Advances to Employees or Shareholders.................................................... 14
       7.8   investments.............................................................................. 14
       7.9   Transactions with Affiliates............................................................. 14
       7.10  Subordinated Debt........................................................................ 14
       7.11  Inventory................................................................................ 14
       7.12  Compliance............................................................................... 14

   8.  EVENTS OF DEFAULT.............................................................................. 14
       8.1   Payment Default.......................................................................... 14
       8.2   Covenant Default......................................................................... 14
       8.3   Material Adverse Change.................................................................. 15
       8.4   Attachment............................................................................... 15
       8.5   Insolvency............................................................................... 15
       8.6   Other Agreements......................................................................... 15
       8.7   Subordinated Debt........................................................................ 15
       8.8   Judgments................................................................................ 15
       8.9   Misrepresentations....................................................................... 15

   9.  BANK'S RIGHTS AND REMEDIES..................................................................... 16
       9.1   Rights and Remedies...................................................................... 16
       9.2   Power of Attorney........................................................................ 16
       9.3   Accounts Collection...................................................................... 17
       9.4   Bank Expenses............................................................................ 17
       9.5   Bank's Liability for Collateral.......................................................... 17
       9.6   Remedies Cumulative...................................................................... 17
       9.7   Demand; Protest.......................................................................... 17

  10.  NOTICES........................................................................................ 17

  11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..................................................... 18

  12.  GENERAL PROVISIONS............................................................................. 18
       12.1  Successors and Assigns................................................................... 18
       12.2  Indemnification.......................................................................... 18
       12.3  Time of Essence.......................................................................... 18
       12.4  Severability of Provisions............................................................... 19
       12.5  Amendments in Writing, Integration....................................................... 19
       12.6  Counterparts............................................................................. 19
       12.7  Survival................................................................................. 19
       12.8  Confidentiality.......................................................................... 19

     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of April 2, 1997, by and between Venture Lending, a division of Cupertino National Bank & Trust ("Bank") and Somnus Medical Technologies, Inc. ("Borrower").

                                   RECITALS
                                   --------

     Bank and Borrower are parties to that certain Loan and Security Agreement dated as of October 1, 1996, as may have been amended. Borrower wishes to continue to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement supersedes Loan and Security Agreement dated October 1, 1996, and sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  Definitions. As used in this Agreement, the following terms
               -----------
shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means an Advance under the Section 2.1(i), (ii), and (iii) hereto.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on Exhibit A attached
                                                            ---------
hereto.

               "Committed Equipment Line A" means One Million Five Hundred Thousand Dollars ($1,500,000).

               "Committed Equipment Line B" means Five Hundred Thousand Dollars ($500,000).

               "Committed Equipment Line C" means One Million Dollars ($1,000,000).

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Debt Service Coverage" means, as of the last day of each fiscal quarter, the ratio of (a) an amount equal to the sum of (i) Borrower's consolidated net income for such quarter, plus (ii) depreciation, amortization of intangible assets and other non-cash charges made to Borrower's consolidated income in such quarter, minus (iii) any reductions to asset valuation reserves during such quarter, to (b) an amount equal to the current portion of long term debt.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "Equipment Line A" means the facility under which Borrower may request the Advance pursuant to Section 2.1(i).

               "Equipment Line B" means the facility under which Borrower may request the Advance pursuant to Section 2.1 (ii).

               "Equipment Line C" means the facility under which Borrower may request the Advance pursuant to Section 2.1 (iii).

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Equipment Line A Maturity Date" means October 1, 2000.

               "Equipment Line B Maturity Date" means June 12, 2000.

               "Equipment Line C Maturity Date" means April 2, 2001.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of tide, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Subordinated Debt;

               (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

               (e) Indebtedness to leasing companies incurred for the acquisition by lease of new capital equipment provided that such Indebtedness is secured solely by such new equipment.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's
                         --------
security interests;

               (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that any such Lien described in (i) or (ii) above is
                 --------
confined solely to the property so
acquired (and improvements thereon, and the proceeds of such equipment) and that no such Lien shall be permitted in any Equipment financed with Advances under this Agreement;

               (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (c) above, provided that any extension, renewal or replacement
                           --------
Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently published in The Wall Street Journal, as the "prime rate," whether or
                      -----------------------
not such published rate is the lowest rate available from Bank.

               "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

               "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (I) the sum of any amounts attributable
             -----
to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
                      ---

               "Term Loan" means the collective loans described in Section 2.1(i), (ii), and (iii) hereto.

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

          1.2  Accounting Terms. All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOANS AND TERMS OF PAYMENT
          --------------------------

          2.1  Advances.
               --------

               (i)   Equipment Line A. Subject to and upon the terms and
                     ----------------
conditions of this Agreement, Bank agrees to make Advances to Borrower at any time from the date hereof through April 1, 1997 and October 1, 1997 (the "Equipment Availability Date"), Borrower may from time to time request Advances from Bank in an aggregate principal amount not to exceed the Committed Equipment Line A. There shall be not more than two (2) Term Loan conversion dates during the term of this Agreement. The Advances shall be used only to purchase new Equipment approved from time to time by Bank and shall not exceed 100% of the invoice amount of such new Equipment, excluding shipping installation expense, freight discounts, warranty charges and taxes; provided that the Advances for software shall not exceed Two Hundred Fifty Thousand Dollars ($250,000). The Advance or Advances that are outstanding on the Equipment Availability Date under Committed Equipment Line A will be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on the first day of the month following the Equipment Availability Date.

               (ii)  Equipment Line B. Subject to and upon the terms and
                     ----------------
conditions of this Agreement, Bank agrees to convert in an aggregate principal amount not to exceed the Committed Equipment Line B to a Term Loan on April 12, 1997 (the "Equipment Availability Date"). The Advances shall have been used only to purchase new Equipment approved from time to time by Bank. The Advance or Advances that are outstanding on the Equipment Availability Date under Committed Equipment Line B will be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on the twelfth day of the month following the Equipment Availability Date.

               (iii) Equipment Line C. Subject to and upon the terms and
                     ----------------
conditions of this Agreement, Bank agrees to make Advances to Borrower at any time from the date hereof through October 2, 1997 (the "Equipment Availability Date"), Borrower may from time to time request Advances from Bank in an aggregate principal amount not to exceed the Committed Equipment Line C. There shall be not more than one (1) Term Loan conversion date during the term of this Agreement. The Advances shall be used only to purchase new Equipment approved from time to time by Bank and shall not exceed 100% of the invoice amount of such new Equipment, excluding shipping installation expense, freight discounts, warranty charges and taxes; provided that the Advances for software shall not exceed Two Hundred Thousand Dollars ($200,000). The Advance or Advances that are outstanding on the Equipment Availability Date under Committed Equipment Line C will be payable in forty-two (42) equal monthly installments of principal, plus accrued interest, beginning on the second day of the month following the Equipment Availability Date.

                         (a)  Interest shall accrue from the date of each
Advance at the rate specified in Section 2.2(a), and shall be payable monthly for each month through the month in which the Equipment Availability Date falls.

                         (b)  When Borrower desires to obtain an Advance,
Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Advance is to be made. Such notice shall be in substantially the form of Exhibit B. The notice shall be signed by a Responsible
                          ---------
Officer and include a copy of the invoice for the Equipment to be financed. Borrower's obligations to repay the Advances shall be evidenced, in addition to this Agreement, by promissory notes made to the order of the Bank, in substantially the form of Exhibits C-1, C-2 and C-3, respectively.
                          -------------------------

          2.2  Interest Rates Payments. and Calculations.
               -----------------------------------------

               (a)  Interest Rate. Except as set forth in Section 2.2(b), any
                    -------------
Advances on Equipment Line A shall bear interest, on the average Daily Balance, at a rate equal to one and a half (1.5) percentage points above the Prime Rate. Except as set forth in Section 2.2(b), any Advances on Equipment Line B shall bear interest, on the average Daily Balance, at a rate equal to two (2) percentage points above the Prime Rate. Except as set forth in Section 2.2(b), any Advances on Equipment Line C shall bear interest, on the average Daily Balance, at a rate equal to one (1) percentage points above the Prime Rate.

               (b)  Default Rate. All Obligations shall bear interest, from and
                    ------------
after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c)  Payments. Interest hereunder shall be due and payable on the
                    --------
first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d)  Computation. In the event the Prime Rate is changed from
                    -----------
time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.3  Crediting Payments. Prior to the occurrence of an Event of
               ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

           2.4 Fees. Borrower shall pay to Bank the following:
               ----

               (a)  Facility Fee. A Facility Fee equal to Ten Thousand Dollars
                    -------------
($10,000), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable;

               (b)  Financial Examination and Appraisal Fees. Bank's customary
                    ----------------------------------------
fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

               (c)  Bank Expenses. Upon the date hereof, all Bank Expenses
                    -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.5  Additional Costs. In case any change in any law, regulation,
               ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.6  Term. This Agreement shall become effective on the Closing Date
               ----
and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.   CONDITIONS OF LOANS
          -------------------

          3.1  Conditions Precedent to Initial Advance. The obligation of Bank
               ---------------------------------------
to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  a collateral assignment and patent mortgage;

               (d)  warrant agreements to purchase stock;

               (e)  financing statements (Forms UCC-1);

               (f)  insurance certificate;

               (g)  payment of the fees and Bank Expenses then due specified in
Section 2.4 hereof; and

               (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2  Additional Condition Precedent to Initial Advance under
               -------------------------------------------------------
Committed Equipment Line C. The obligation of Bank to make the initial Advance,
--------------------------
is further subject to the following condition:

               (a)  closing of the Medtronic, Inc. investment in Borrower.


          3.3  Conditions Precedent to all Advances. The obligation of Bank to
               ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.3(b).

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1  Grant of Security Interest. Borrower grants and pledges to Bank
               --------------------------
a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

          4.2  Delivery of Additional Documentation Required. Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3  Right to Inspect. Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          5.1  Due Organization and Qualification. Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2  Due Authorization: No Conflict. The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which

Borrower is bound.Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3  No Prior Encumbrances. Borrower has good and indefeasible tide to
               ---------------------
the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4  Merchantable Inventory. All Inventory is in all material
               ----------------------
respects of good and marketable quality, free from all material defects.

          5.5  Name: Location of Chief Executive Office. Except as disclosed in
               ----------------------------------------
the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.6  Litigation. Except as set forth in the Schedule, there are no
               ----------
actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.7  No Material Adverse Change in Financial Statements. All
               --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.8  Solvency. Borrower is solvent and able to pay its debts
               --------
(including trade debts) as they mature.

          5.9  Regulatory Compliance. Borrower and each Subsidiary has met the
               ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.10 Environmental Condition. None of Borrower's  or any Subsidiary's
               -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.11 Taxes. Borrower and each Subsidiary has filed or caused to be
               -----
filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          5.12 Subsidiaries. Borrower does not own any stock, partnership
               ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.13 Government Consents. Borrower and each Subsidiary has obtained
               -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          5.14 Full Disclosure. No representation, warranty or other statement
               ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS
          ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

          6.1  Good Standing. Borrower shall maintain its and each of its
               -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2  Government Compliance. Borrower shall meet, and shall cause each
               ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3  Financial Statements. Reports. Certificates. Borrower shall
               -------------------------------------------
deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred and twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
   ---------

          6.4   Inventory: Returns. Borrower shall keep all Inventory in good
                ------------------
and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5   Taxes. Borrower shall make, and shall cause each Subsidiary to
                -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6   Insurance.
                ---------

                (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7   Principal Depository. Borrower shall maintain its principal
                --------------------
depository and operating accounts with Bank.

          6.8   Minimum Liquidity: Debt Service Coverage. Borrower shall
                ----------------------------------------
maintain, as of the last day of each calendar month, a minimum Liquidity of one and one-half (1.5) times the amount of outstanding Advances. "Liquidity" means the sum of (i) cash and cash-equivalents plus (ii) fifty (50) percent of accounts receivable plus (iii) availability under the Medtronic Line of Credit granted to Borrower divided (iv) the aggregate outstanding Advances as of the measurement date. Notwithstanding the foregoing, after Borrower achieves a Debt Service Coverage of at least 1.50 to 1.00 for two consecutive quarters measured on a three months rolling basis, Borrower shall not be subject to the Liquidity requirement, and shall be required only to maintain a minimum Debt Service Coverage ratio of a least 1.50 to 1.00, measured as of the last day of each fiscal quarter. "Debt Service Coverage" means the ratio of (a) earnings after tax plus interest and depreciation, to (b) the current portion of long term debt.

          6.9   Debt-Net Worth Ratio. Borrower shall maintain, as of the last
                --------------------
day of each calendar month, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.50 to 1.0.

          6.10  Tangible Net Worth. Borrower shall maintain, as of the last day
                ------------------
of each calendar month, a Tangible Net Worth of not less than Three Million Dollars ($3,000,000).

          6.11  Profitability. Borrower shall not incur losses in each fiscal
                -------------
quarter that exceed the losses as set forth in the chart below:

                     Quarter Ending Date   Maximum Quarterly Loss
                     ------------------    ----------------------
                     March 31, 1997        $2,000,000
                     June 30, 1997         $2,300,000
                     September 30, 1997    $2,300,000
                     December 31, 1997     $2,000,000

          6.12  Registration of Intellectual Property Rights. Borrower shall
                --------------------------------------------
register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Collateral Assignment, Patent Mortgage and Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty
(30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C. Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such additional intellectual property rights.

          6.13  Further Assurances. At any time and from time to time Borrower
                ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

          7.1   Dispositions. Convey, sell, lease, transfer or otherwise dispose
                ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

          7.2   Change in Business. Engage in any business, or permit any of its
                ------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3   Mergers or Acquisitions. Merge or consolidate, or permit any of
                -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          7.4   Indebtedness. Create, incur, assume or be or remain liable with
                ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5   Encumbrances. Create, incur, assume or suffer to exist any Lien
                ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6   Distributions. Pay any dividends or make any other distribution
                -------------
or payment on account of or in redemption, retirement or purchase of any capital stock.

          7.7   Advances to Employees or Shareholders. Advance by way of
                -------------------------------------
payment, credit or other manner, any unearned funds to employees or shareholders of Borrower.

          7.8   Investments. Directly or indirectly acquire or own, or make any
                -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.9   Transactions with Affiliates. Directly or indirectly enter into
                ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          7.10  Subordinated Debt. Make any payment in respect of any
                -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.11  Inventory. Store the Inventory with a bailee, warehouseman, or
                ---------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.12  Compliance. Become an "investment company" controlled by an
                ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

     8.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1   Payment Default. If Borrower fails to pay the principal of, or
                ---------------
any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

          8.2   Covenant Default. If Borrower fails to perform any obligation
                ----------------
under Sections 6.7, 6.8, 6.9, 6.10, 6.11, or 6.12 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

          8.3   Material Adverse Change. If there occurs a material adverse
                -----------------------
change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4   Attachment. If any material portion of Borrower's assets is
                ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

          8.5   Insolvency. If Borrower becomes insolvent, or if an Insolvency
                ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          8.6   Other Agreements. If there is a default in any agreement to
                ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          8.7   Subordinated Debt. If Borrower makes any payment on account of
                -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8   Judgments. If a judgment or judgments for the payment of money
                ---------
in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

          8.9   Misrepresentations. If any material misrepresentation or
                ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          9.1   Rights and Remedies. Upon the occurrence and during the
                -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                (h)   Bank may credit bid and purchase at any public sale; and

                (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2   Power of Attorney. Effective only upon the occurrence and during
                -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3   Accounts Collection. At any time from the date of this
                -------------------
Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4   Bank Expenses. If Borrower fails to pay any amounts or furnish
                -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5   Bank's Liability for Collateral. So long as Bank complies with
                -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6   Remedies Cumulative. Bank's rights and remedies under this
                -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7   Demand; Protest. Borrower waives demand, protest, notice of
                ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

      If to Borrower:    Somnus Medical Technologies, Inc.
                         995 Benecia Avenue
                         Sunnyvale, CA 94086
                         Attn: Stuart Edwards
                         FAX: (408) 773-9137

      If to Bank:        Venture Lending
                         Three Palo Alto Square, Suite 150
                         Palo Alto, California 94306
                         Attn: Daniel Pistone
                         FAX: (415) 843-6969

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS
          ------------------

          12.1  Successors and Assigns. This Agreement shall bind and inure to
                ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2  Indemnification. Borrower shall defend, indemnify and hold
                ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3  Time of Essence. Time is of the essence for the performance of
                ---------------
all obligations set forth in this Agreement.

          12.4  Severability of Provisions. Each provision of this Agreement
                --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5  Amendments in Writing; Integration. This Agreement cannot be
                ----------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7  Survival. All covenants, representations and warranties made in
                --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8  Confidentiality. In handling any confidential information Bank
                ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   SOMNUS MEDICAL TECHNOLOGIES, INC

                                   By:  /s/ Stuart D. Edwards
                                      -------------------------------------

                                   Title:  President & CEO
                                         ----------------------------------


                                   By: ____________________________________

                                   Title: _________________________________


                                   VENTURE LENDING, a division of
                                   CUPERTINO NATIONAL BANK & TRUST


                                   By:  /s/ Dan Pistone
                                       ------------------------------------

                                   Title:   AVP
                                         ----------------------------------

DEBTOR:        Somnus Medical Technologies, Inc.
SECURED PARTY: Cupertino National Bank & Trust



                                   EXHIBIT A
                                   ---------

     The Collateral shall consist of all right, title and interest of Debtor in and to the following:

          All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located, but excluding equipment currently subject to lease agreements prohibiting further encumbrance while such equipment is under lease;

          All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor's books relating to any of the foregoing;

          All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

          All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's books relating to any of the foregoing;

          All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Debtor's books relating to the foregoing;

          All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

          Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

T0: VENTURE LENDING                           DATE: ____________________________

FAX#: (415) 843-6969                          TIME: ____________________________

________________________________________________________________________________

FROM: SOMNUS MEDICAL TECHNOLOGIES, INC.
      --------------------------------------------------------------------------
                            CLIENT NAME (BORROWER)

REQUESTED BY: __________________________________________________________________
                           AUTHORIZED SIGNER'S NAME


AUTHORIZED SIGNATURE: /s/ Stuart D. Edwards
                     -----------------------------------------------------------

PHONE NUMBER:___________________________________________________________________

FROM ACCOUNT # ___________________  TO ACCOUNT # _______________________________


REQUESTED TRANSACTION TYPE              REQUEST DOLLAR AMOUNT
--------------------------              ---------------------

PRINCIPAL INCREASE (ADVANCE)            $_______________________________________
PRINCIPAL PAYMENT (ONLY)                $_______________________________________
INTEREST PAYMENT (ONLY)                 $_______________________________________
PRINCIPAL AND INTEREST (PAYMENT)        $_______________________________________

OTHER INSTRUCTIONS: ____________________________________________________________
________________________________________________________________________________

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.
________________________________________________________________________________

________________________________________________________________________________

                                 BANK USE ONLY
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

____________________________________        ____________________________________
         Authorized Requester                             Phone #

____________________________________        ____________________________________
          Received By (Bank)                              Phone #

                    ______________________________________
                          Authorized Signature (Bank)

________________________________________________________________________________

                                  EXHIBIT C-1
                                   Term Note
                                   ---------

$1,500,000                                                 Palo Alto, California
                                                                 October 1, 1996

     FOR VALUE RECEIVED, the undersigned, Somnus Medical Technologies, Inc. (the "Borrower"), promises to pay to the order of Venture Lending, a division of Cupertino National Bank & Trust ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the Loan Agreement (as defined below), not to exceed the Committed Equipment Line A. Interest shall accrue from the date of each Advance at a rate equal to the Prime Rate plus one and a half (1.5) percentage points, and shall be payable monthly for each month through the earlier of (i) the date on which Borrower elects convert the Advances into a Term Loan or (ii) the next to occur of April 1, 1997 or October 1, 1997 (the "Term Conversion Date"). The Advance or Advances that are outstanding on each Term Conversion Date that have not already been converted into Term Loans will be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on the first day of the month following the applicable Term Conversion Date. There shall be not more than two (2) Term Conversion Dates during the term of this Agreement. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     BORROWER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                   SOMNUS MEDICAL TECHNOLOGIES, INC.


                                   By: /s/ Stuart D. Edwards
                                      ---------------------------------------

                                   Title:  President & CEO
                                         ------------------------------------

                                  EXHIBIT C-2
                                   Term Note
                                   ---------

$500,000                                                   Palo Alto, California
                                                                   April 2, 1997

     FOR VALUE RECEIVED, the undersigned, Somnus Medical Technologies, Inc. (the "Borrower"), promises to pay to the order of Venture Lending, a division of Cupertino National Bank & Trust ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the Loan Agreement (as defined below), not to exceed the Committed Equipment Line B. Interest shall accrue from the date of each Advance at a rate equal to the Prime Rate plus two (2) percentage points, and shall be payable monthly for each month through the earlier of (i) the date on which Borrower elects to convert the Advances into a Term Loan or (ii) April 12, 1996 (the "Term Conversion Date"). The Advance or Advances that are outstanding on each Term Conversion Date that have not already been converted into Term Loans will be payable in thirty-six
(36) equal monthly installments of principal, plus accrued interest, beginning on the twelfth day of the month following the applicable Term Conversion Date. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     BORROWER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                   SOMNUS MEDICAL TECHNOLOGIES, INC.


                                   By: /s/ Stuart D. Edwards
                                      ---------------------------------------

                                   Title:  President & CEO
                                         ------------------------------------

                                  EXHIBIT C-3
                                   Term Note
                                   ---------

$1,000,000                                                 Palo Alto, California
                                                                   April 2, 1997


     FOR VALUE RECEIVED, the undersigned, Somnus Medical Technologies, Inc. (the "Borrower"), promises to pay to order of Venture Lending, a division of Cupertino National Bank & Trust ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the Loan Agreement (as defined below), not to exceed the Committed Equipment Line C. Interest shall accrue from the date of each Advance at a rate equal to the Prime Rate plus one (1) percentage points, and shall be payable monthly for each month through the earlier of (i) the date on which Borrower elects to convert the Advances into a Term Loan or (ii) October 2, 1997 (the "Term Conversion Date"). The Advance or Advances that are outstanding on each Term Loan Conversion Date that have not already been converted into Term Loans will be payable in forty-two (42) equal monthly installments of principal, plus accrued interest, beginning on the twelfth day of the month following the applicable Term Conversion Date. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement dated April 2, 1997, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     BORROWER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                   SOMNUS MEDICAL TECHNOLOGIES, INC.


                                   By: /s/ Stuart D. Edwards
                                      ---------------------------------------

                                   Title:  President & CEO
                                         ------------------------------------

                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE


TO:   VENTURE LENDING

FROM: SOMNUS MEDICAL TECHNOLOGIES, INC.

     The undersigned authorized officer of Somnus Medical Technologies, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

     Please indicate compliance status by circling Yes/No under "Complies" column.

    Reporting Covenant                 Required                    Complies
    ------------------                 --------                    --------
    Monthly financial statements       Monthly within 30 days      Yes   No
    Annual CPA Audited                 FYE within 120 days         Yes   No

    Financial Covenant                 Required    Actual          Complies
    ------------------                 --------    ------          --------
    Maintain on a Monthly Basis:
     Minimum Tangible Net Worth        $3,000,000  $_________      Yes   No
                                        ---------
     Maximum Debt/Tangible Net Worth   1.50:1.00   _____:1.00      Yes   No
                                       ----
     Minimum Cash Coverage                 *       $_________      Yes   No

    Maintain on a Quarterly Basis:
     Debt Service Coverage                 *       $_________      Yes   No
     Profitability                         *       $_________      Yes   No

          *  See attached Schedule
                                              __________________________________

Comments Regarding Exceptions: See Attached.              BANK USE ONLY

                                                Received by: ___________________
Sincerely,                                                    AUTHORIZED SIGNER

 /s/ Stuart D. Edwards                          Date: __________________________
---------------------------------------
SIGNATURE
                                                Verified: ______________________
_______________________________________                       AUTHORIZED SIGNER
TITLE
                                                Date: __________________________
_______________________________________
DATE                                            Compliance Status:   Yes    No
                                              __________________________________

                                  SCHEDULE D

                            COMPLIANCE CERTIFICATE


MINIMUM LIQUIDITY: DEBT SERVICE COVERAGE:
----------------------------------------

     Borrower shall maintain, as of the last day of each calendar month, a minimum Liquidity of one and one-half (1.5) times the amount of outstanding Equipment Advances. "Liquidity" means the sum of (i) cash and cash-equivalents plus (ii) fifty (50) percent of accounts receivable plus (iii) availability under the Medtronic Line of Credit granted to Borrower divided
     (iv) the aggregate outstanding Equipment Advances as of the measurement date. Notwithstanding the foregoing, after Borrower achieves a Debt Service Coverage of at least 1.50 to 1.00 for two consecutive quarters measured on a three months rolling basis, Borrower shall not be subject to the Liquidity requirement, and shall be required only to maintain a minimum Debt Service Coverage ratio of a least 1.50 to 1.00, measured as of the last day of each fiscal quarter. "Debt Service Coverage" means the ratio of
     (a) earnings after tax plus interest and depreciation, to (b) the current portion of long term debt.


PROFITABILITY:
--------------

     QUARTER ENDING DATE       MAXIMUM QUARTERLY LOSS
     -------------------       ----------------------
         March 31, 1997               $2,000,000
         June 30, 1997                $2,300,000
         September 30, 1997           $2,300,000
         December 31, 1997            $2,000,000
